PROXY

                               _________ PORTFOLIO

                                       OF
                                COVA SERIES TRUST

                         SPECIAL MEETING OF SHAREHOLDERS

                                January 26, 2001

         KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder(s) of the Portfolio of Cova Series Trust ("Trust") hereby appoints , or any one of them true and lawful attorneys with power of substitution of each, to vote all shares which the undersigned is entitled to vote, at the Special Meeting of Shareholders of the Trust to be held on January 26, 2001 at the offices of Met Investors Series Trust, 610 Newport Center Drive, Suite 1350, Newport Beach, California 92660 at 10:00 a.m., local time, and at any adjournment thereof ("Meeting"), as follows:

1. To approve an Agreement and Plan of Reorganization whereby _____________ Portfolio, a series of Met Investors Series Trust, will (i) acquire all of the assets of ____________ Portfolio, a series of the Trust; and (ii) assume all of the identified liabilities of the Trust's __________ Portfolio.

      FOR  (        )     AGAINST  (          )      ABSTAIN  (          )

         Discretionary authority is hereby conferred as to all other matters as may properly come before the Meeting.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED.

                            Dated:                              , 2001
                                  ------------------------------

                            Cova                        Life Insurance Company
                                  ----------------------


                            Name of Insurance Company

                            Name and Title of Authorized Officer

                            Signature of Authorized Officer

                   PORTFOLIO
------------------

Name(s) of Separate Account(s)
Of the Insurance Company
Owning Shares in this Portfolio:

[NAME OF PORTFOLIO]

         INSTRUCTIONS TO COVA FINANCIAL SERVICES LIFE INSURANCE COMPANY
                   FOR THE SPECIAL MEETING OF SHAREHOLDERS OF
                COVA SERIES TRUST TO BE HELD ON JANUARY 26, 2001
                       INSTRUCTIONS SOLICITED ON BEHALF OF
                 COVA FINANCIAL SERVICES LIFE INSURANCE COMPANY

The undersigned hereby instructs Cova Financial Services Life Insurance Company (the "Company") to vote all shares of the above-referenced Portfolio of COVA SERIES TRUST (the "Trust") represented by units held by the undersigned at a special meeting of shareholders of the Trust to be held at 10:00 a.m., local time, on January 26, 2001, at the offices of Met Investors Series Trust, 610 Newport Center Drive, Suite 1350, Newport Beach, California 92660 and at any adjournment thereof, as indicated on the reverse side.

         RECEIPT OF THE NOTICE OF THE SPECIAL MEETING AND THE ACCOMPANYING PROXY STATEMENT IS HEREBY ACKNOWLEDGED.

                           VOTE VIA THE INTERNET: https://vote.proxy-direct.com VOTE VIA THE TELEPHONE: 1-800-___________
                           CONTROL NUMBER:  999 9999 9999 999

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON THIS CARD. When signing as attorney, executor, administrator, trustee, guardian, or as custodian for a minor, please sign your name and give your full title as such. If signing on behalf of a corporation, please sign the full corporate name and your name and indicate your title. If you are a partner signing for a partnership, please sign the partnership name, your name and indicate your title. Joint owners should each sign this proxy. Please sign, date and return.

                                                    Signature

                                                    Signature (if held jointly)


                                                     Date

                                             (Please see reverse side)


INSTRUCTIONS  SOLICITED  ON BEHALF OF COVA  FINANCIAL  SERVICES  LIFE  INSURANCE
COMPANY


COVA FINANCIAL SERVICES LIFE INSURANCE COMPANY WILL VOTE SHARES HELD ON BEHALF OF THE CONTRACT OWNER AS INDICATED BELOW OR FOR ANY PROPOSAL FOR WHICH NO CHOICE IS INDICATED.

IF THIS INSTRUCTION FORM IS SIGNED AND RETURNED AND NO SPECIFICATION IS MADE, THE COMPANY SHALL VOTE FOR THE PROPOSAL. IF THIS INSTRUCTION CARD IS NOT RETURNED OR IS RETURNED UNSIGNED, THE COMPANY SHALL VOTE YOUR SHARES IN THE SAME PROPORTION AS IT VOTES THE SHARES FOR WHICH IT HAS RECEIVED INSTRUCTIONS.

Please vote by filling in the appropriate box below.

1. To approve an Agreement and Plan of Reorganization whereby Portfolio, a series of Met Investors Series Trust, will (i) acquire all of the assets of Portfolio, a series of the Trust; and (ii) assume the identified liabilities of the Trust's Portfolio, substantially as described in the accompanying Prospectus/Proxy Statement.

                       [ ] FOR [ ] AGAINST [ ] ABSTAIN